Exhibit 1.1

[15,000,000] Shares

LoanCore Realty Trust, Inc.

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

[   ], 2015

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

      Incorporated

Jefferies LLC

As Representatives of the

      Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Merrill Lynch, Pierce, Fenner & Smith

             Incorporated
One Bryant Park
New York, New York 10036

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

LoanCore Realty Trust, Inc., a Maryland corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of [15,000,000] shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto. The Company also proposes to sell at the Underwriters’ option an aggregate of up to [2,250,000] additional shares of Common Stock (the “Option Shares”) as set forth below.

As the Representatives, you have advised the Company that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names on Schedule I hereto, plus their pro rata portion of the Option Shares if you elect to exercise the option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares”.

Effective upon completion of the closing of the sale and purchase of the Firm Shares, the Company will enter into a management agreement (the “Management Agreement”) with LoanCore Advisors, LLC, a Delaware limited liability company (the “Manager”) and an affiliate of LoanCore Capital, LLC (“LoanCore”), pursuant to which the Manager will act as the manager and adviser to the Company.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	Representations and Warranties of the Company and the Manager
(a)	The Company represents and warrants to each of the Underwriters as follows:

(i) A registration statement on Form S-11 (File No. 333-204154 ) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement”, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this equity underwriting agreement (this “Agreement”). “Prospectus” means the final prospectus relating to the Shares first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus”; provided, however, that any reference herein to the “Prospectus” shall be deemed to include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act and prior to the termination of the offering of the Shares by the Underwriters.

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(ii) As of the Applicable Time (as defined below) and as of the Closing Date or an Option Closing Date, as the case may be, none of (A) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), (B) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, and (C) any individual Written Testing-the-Waters Communication (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Statutory Prospectus or any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [______] [a][p].m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)) that is intended for general distribution to potential investors in the Shares and identified on Schedule III hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 under the Act, relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) excepted from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering of the Shares that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Statutory Prospectus” means the Preliminary Prospectus dated [_______], 2015.

(iii) The Company has been duly organized and is validly existing as a corporation under the laws of the State of Maryland, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. As of the Applicable Time, the Company has no subsidiaries (as defined under the Act). Immediately after giving effect to the offering and sale of the Firm Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company will have no subsidiaries other than DivCore CLO 2013-1, Ltd., DivCore CLO 2013-1, LLC, LCRT Holdings LLC, LCRT Warehouse I LLC, LCRT Warehouse I Member LLC, LCRT Warehouse II LLC and LCRT Warehouse III LLC (collectively, the “Subsidiaries”). Each Subsidiary has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and each Subsidiary is duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified would not (A) reasonably be expected to have, individually or in the aggregate, a material adverse effect on the earnings, business, management, assets, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (B) prevent the consummation of the transactions contemplated hereby, including, without limitation, the consummation of the transactions described in the section of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Structure and Formation of our Company” (the “Formation Transactions”) (the occurrence of any such effect or any such prevention described in the foregoing clauses (A) and (B) being referred to as a “Material Adverse Effect”). The outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued and, to the extent applicable, are fully paid and non-assessable, and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or equity interests in the Subsidiaries are outstanding.

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(iv) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(v) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized by the Company and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of stockholders of the Company exist with respect to any of the Shares or the issue and sale thereof.

(vi) The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct in all material respects. All of the Shares conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates, if any, representing the Shares conforms in all material respects to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents.

(vii) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform in all material respects to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof.

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(viii) No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Shares.

(ix) The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(x) The Company has not, directly or indirectly, distributed and will not distribute any written offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(a)(ii) hereof. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act.

(xi) (A) At the time of filing the Registration Statement and (B) as of the date hereof (with such date being used as the determination date for purposes of this clause (B)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations of the Act (“Rule 405”), without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(xii) The consolidated financial statements of DivCore Subordinate Debt Club I REIT Holding, LLC (“DivCore Debt Club”) and its consolidated subsidiaries, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Act and present fairly in all material respects the financial position, results of operations and cash flows of DivCore Debt Club and its consolidated subsidiaries at the indicated dates or for the indicated periods, as applicable. Such financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of DivCore Debt Club. Any pro forma financial statements and other pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Age”), and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required under the Act to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

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(xiii) PricewaterhouseCoopers LLP, who has certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the Act.

(xiv) The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the New York Stock Exchange thereunder (collectively, the “Sarbanes-Oxley Act”) that are in effect and with which it is required to comply (including Section 402 related to loans) and is actively taking steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act which will become applicable to it upon consummation of the offering of the Shares. As of the date of the initial filing of the registration statement referred to in Section 1(a)(i) hereof, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(xv) There is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, or to which any property of the Company or the Subsidiaries is, or to the knowledge of the Company, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package or the Prospectus. There are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus.

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(xvi) The Company and the Subsidiaries have good title to all of their respective assets subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in the Registration Statement, the General Disclosure Package and the Prospectus or those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvii) The Company and the Subsidiaries have filed all U.S. federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP. All tax liabilities have been adequately provided for in the financial statements of DivCore Debt Club and its consolidated subsidiaries, and the Company does not know of any actual or proposed additional material tax assessments.

(xviii) Since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, except as stated therein, (A) there has not been any material adverse change in or affecting the earnings, business, management, assets, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (B) there has not been any transaction entered into or any transaction that is probable of being entered into by the Company or the Subsidiaries, in each case that is material to the Company and the Subsidiaries taken as a whole, other than transactions in the ordinary course of business and changes and transactions contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, and (C) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business that is material to the Company and the Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xix) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, (A) in violation of its certificate, articles of incorporation, charter, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, (B) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (C) in violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their assets, except in the case of clauses (B) and (C), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, including, without limitation, the Formation Transactions, and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their assets is bound, or of the certificate or articles of incorporation, charter, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, of the Company or any Subsidiary or any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their assets, except (other than with respect to the certificate or articles of incorporation, charter, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents) for such conflicts, breaches, defaults or Repayment Events as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary prior to its stated maturity.

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(xx) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(xxi) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated, including, without limitation, the Formation Transactions, has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under non-U.S. or state securities or Blue Sky laws).

(xxii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and the Subsidiaries (A) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business, (B) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (C) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(xxiii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) the Company and the Subsidiaries own or possess the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other industrial property and intellectual property rights, as well as related rights, such as moral rights and the right to sue for all past, present and future infringements or misappropriations of any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business taken as a whole as presently conducted and currently contemplated to be conducted in the future, (B) neither the Company nor any of the Subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or the Subsidiaries have received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity, (C) neither the Company nor any of the Subsidiaries has received any communication or notice alleging that by conducting their business as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity, (D) the Company knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or the Subsidiaries and (E) the Company and the Subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets.

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(xxiv) Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any of its affiliates (as defined in Rule 501(b) under the Act), has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(xxv) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be required to register as an “investment company” under the Investment Company Act of 1940, as amended, (the “1940 Act”).

(xxvi) The Company and the Subsidiaries taken as a whole maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of DivCore Debt Club’s most recent audited fiscal year, there are no material weaknesses in DivCore Debt Club’s internal control over financial reporting, and there has been no change in DivCore Debt Club’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, DivCore Debt Club’s internal control over financial reporting. DivCore Debt Club’s auditors and the Audit Committee of the Company have been advised of: (A) all significant deficiencies and material weaknesses in the design or operation of DivCore Debt Club’s internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect DivCore Debt Club’s ability to record, process, summarize and report financial information; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in DivCore Debt Club’s internal control over financial reporting.

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(xxvii) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(xxviii) The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(xxix) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of the Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(xxx) None of the Company, any of the Subsidiaries, or any director, officer or employee of the Company or any of the Subsidiaries nor, to the Company’s knowledge, any agent, affiliate or representative or other person associated with or acting on behalf of the Company or any of the Subsidiaries is, or is controlled by a person or entity that is, (i) currently subject to or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (each, a “Sanctioned Country”). The Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (including any person participating in the offering of the Shares, whether as underwriter, advisor, investor or otherwise), (A) to fund or facilitate, or for the purpose of financing or facilitating, the activities of any person that, at the time of such funding or facilitating, is subject to or the target of any Sanctions, (B) to fund or facilitate, or for the purpose of funding or facilitating, any activities of or business in any Sanctioned Country or (C) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Company and the Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

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(xxxi) None of the Company, any of the Subsidiaries, any director, officer or employee of the Company or any of the Subsidiaries nor, to the Company’s knowledge, any agent, affiliate or representative or other person associated with or acting on behalf of the Company or any of the Subsidiaries: (A) has used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity: (B) has made or taken any act in furtherance of an offer, promise or authorization of any direct or indirect unlawful contribution, payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) has made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (D) has violated or is in violation of, or has taken, any action, directly or indirectly, that would result in a violation by such persons of any provision of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”) or any applicable law implementing the OECD Convention, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), the Bribery Act of 2010 of the United Kingdom or any other applicable similar law or regulation. The Company, the Subsidiaries and their affiliates have each conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted, enforced and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxii) The Company and each of the Subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and as is prudent and customary for companies engaged in similar businesses; and the Company and the Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxiii) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company, any Subsidiary or any member of their respective “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have liability (each a “Plan”): (A) is in compliance in all material respects with all presently applicable statutes, rules and regulations, including ERISA and the Code; (B) with respect to each Plan subject to Title IV of ERISA (1) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Company, any Subsidiary or any member of their respective Controlled Group would have any liability; and (2) neither the Company, any Subsidiary nor any member of their respective Controlled Group has incurred or expects to incur liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (C) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (D) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

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(xxxiv) Except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) the Company and each Subsidiary are in compliance with all applicable federal, state, local, foreign and international laws (including the common law), statutes, rules, regulations, orders, judgments, decrees or other legally binding requirements of any court, administrative agency or other governmental authority relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes, or the arrangement for such activities (“Environmental Laws”); (B) the Company and each Subsidiary have obtained and are in compliance with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct their respective businesses and are not subject to any action to revoke, terminate, cancel, limit, amend or appeal any such permits, licenses, authorizations or approvals; (C) neither the Company nor any Subsidiary is a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws to which a governmental authority is also a party and which involves potential monetary sanctions, and, to the Company’s knowledge, no such proceeding has been threatened or is known to be contemplated; and (D) neither the Company nor any Subsidiary has received written notice of any pending or threatened claim or potential liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location), facilities or real property (whether owned, leased or operated) or on account of any predecessor or any person whose liability under any Environmental Laws it has agreed to assume, and neither the Company nor any Subsidiary is aware of any facts or conditions that could reasonably be expected to give rise to any such claim or liability.

(xxxv) The Shares have been approved for listing subject to notice of issuance, on the New York Stock Exchange.

(xxxvi) There are no relationships, direct or indirect, or related-party transactions involving the Company, DivCore Debt Club or any of the Subsidiaries or any other person required under the Act to be described in the Registration Statement and the Prospectus which have not been described in such documents and the General Disclosure Package as required.

(xxxvii) Immediately after giving effect to the offering and sale of the Firm Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary will be prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or other equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s assets to the Company or any other Subsidiary.

(xxxviii) Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xil) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement as a result of the registration of the offer and sale of the Shares thereunder or otherwise registered for sale or sold by the Company under the Act, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and, to the extent currently exercisable, have been waived.

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(xl) The Management Agreement has been duly authorized by the Company and, at the Closing Date, will be duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)	The Manager represents and warrants to each Underwriter as follows:

(i) The information in the sections entitled “Prospectus Summary—Our Company,” “Prospectus Summary—Our Competitive Strengths,” “Prospectus Summary—Management Agreement,” “Prospectus Summary—Conflicts of Interest,” “Our Manager and the Management Agreement,” and “Certain Relationships and Related Person Transactions—Management Agreement” in the Registration Statement, the General Disclosure Package and the Prospectus, to the extent that such information relates specifically to the Manager or LoanCore, is true and correct in all material respects.

(ii) The Manager has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Management Agreement, and the Manager is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the earnings, business, management, assets, operations, condition (financial or otherwise) or prospects of the Manager or prevent the consummation of the transactions contemplated hereby (a “Manager Material Adverse Effect”).

(iii) There is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Manager, threatened against the Manager, or to which any property of the Manager is, or to the knowledge of the Manager, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Manager would, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.

(iv) The Manager is not or with the giving of notice or lapse of time or both, will not be, (A) in violation of its limited liability company agreement, (B) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (C) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Manager of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Manager, or any of its assets, except in the case of clauses (B) and (C), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect. The execution and delivery of this Agreement and the Management Agreement by the Manager and the fulfillment of the terms hereof and thereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default or Manager Repayment Event (as defined below) under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Manager is a party or by which the Manager or any of its assets is bound, or of the limited liability company agreement or any law, order, rule or regulation, judgment, order, writ or decree applicable to the Manager of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Manager or any of its assets. As used herein, a “Manager Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Manager prior to its stated maturity.

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(v) This Agreement has been duly and validly authorized, executed and delivered by the Manager.

(vi) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Manager of this Agreement and the Management Agreement and the consummation by the Manager of the transactions herein contemplated, including, without limitation, the Formation Transactions, has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission or FINRA).

(vii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Manager (A) holds all Governmental Licenses which are necessary to the conduct of its business, (B) is in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (C) has not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(viii) The Manager has not been notified that any of its executive officers or key employees named as providing services to the Company in the General Disclosure Package (each, a “Company-Focused Professional”) plans to terminate his or her employment with the Manager or LoanCore, as the case may be. Neither the Manager nor any Company-Focused Professional is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(ix) The Manager will have access to the personnel and other resources of LoanCore necessary for the performance of the duties of the Manager set forth in the Management Agreement and as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(x) The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xi) The Manager intends to operate under the Company’s system of internal accounting controls in order to provide reasonable assurances that (A) transactions effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

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(xii) The operations of the Manager are and have been conducted at all times in compliance with applicable Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Manager with respect to the Money Laundering Laws is pending or, to the Manager’s knowledge, threatened.

(xiii) The Manager will not directly or indirectly cause the Company or any of the Subsidiaries to use any proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (including any person participating in the offering of the Shares, whether as underwriter, advisor, investor or otherwise), (A) to fund or facilitate, or for the purpose of financing or facilitating, the activities of any person that, at the time of such funding or facilitating, is subject to or the target of any Sanctions, (B) to fund or facilitate, or for the purpose of funding or facilitating, any activities of or business in any Sanctioned Country or (C) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xiv) Neither the Manager nor any director, officer or employee of the Manager or, to the Manager’s knowledge, any agent, affiliate or other representative or other person associated with or acting on behalf of the Manager: (A) has used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) has made or taken any act in furtherance of an offer, promise or authorization of any direct or indirect unlawful contribution, payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) has made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (D) has violated or is in violation of, or has taken any action, directly or indirectly, that would result in a violation by such persons of any provision of the OECD Convention or any applicable law implementing the OECD Convention, the FCPA, the Bribery Act of 2010 of the United Kingdom or any other applicable similar law or regulation. The Manager and its affiliates have each conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted, enforced and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xv) The Management Agreement has been duly authorized by the Manager and, at the Closing Date, will be duly executed and delivered by the Manager and will constitute a valid and binding agreement of the Manager enforceable in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) Any certificate signed by any officer of the Company or the Manager delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Manager, as applicable, to each Underwriter as to the matters covered thereby.

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2.	Purchase, Sale and Delivery of the Firm Shares.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $[_____] per share, the number of Firm Shares set forth opposite the name of each Underwriter on Schedule I hereto, subject to adjustments in accordance with Section 9 hereof.

(b) Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds to the Company against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York, at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date”. As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in Section 2(a) hereof, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The option granted hereby may be exercised in whole or from time to time in part solely to cover over-allotments, if any, made in connection with the distribution of the Firm Shares by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which certificates therefor are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option (unless otherwise agreed in writing by the Company and you, as Representatives of the several Underwriters), nor in any event prior to the Closing Date (each such time and date being herein referred to as an “Option Closing Date”). The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made at 10:00 a.m., New York time, on such Option Closing Date in federal (same day funds) to the Company through the facilities of The Depository Trust Company in New York, New York.

3.	Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

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4.	Covenants of the Company.
(a)	The Company covenants and agrees with the several Underwriters that:

(i) The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act and (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

(ii) The Company will (A) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included on Schedule III hereto, (B) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (C) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping.

(iii) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Firm Shares within the meaning of the Act and (B) completion of the restricted period referred to in Section 4(a)(xii) hereof.

(iv) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) when any amendment or supplement to the Prospectus or any Issuer Free Writing Prospectus has been filed with the Commission, (D) of any request of the Commission for amendment of the Registration Statement or for any amendment or supplement to the General Disclosure Package or the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act, (F) of the occurrence of any event within the Prospectus Delivery Period (as defined below) as a result of which the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, and (G) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose. The Company will use its commercially reasonable best efforts to prevent the issuance of any order or suspension notice referred to in clause (E) or (G), respectively, of this paragraph and to obtain as soon as possible the lifting thereof, if issued.

(v) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under state securities or blue sky laws as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (A) qualify as a foreign corporation, (B) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, or (C) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

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(vi) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of the Statutory Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form (which may be in electronic form), or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date four signed copies of the Registration Statement and all amendments thereto, including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and all amendments thereto as the Representatives may reasonably request.

(vii) The Company will comply in all material respects with the Act, the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the Prospectus Delivery Period any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

(viii) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition shall exist as a result of which, in the judgment of the Company or in the opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with applicable law.

(ix) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act.

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(x) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, if applicable, a copy of any unaudited interim financial statements of the Company for any monthly period subsequent to the quarterly period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus.

(xi) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission unless such amendment or supplement, in the form of the General Disclosure Package or otherwise, has been previously delivered to potential investors.

(xii) The Company shall not for a period of 180 days after the date of the Prospectus, without the prior written consent of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Jefferies LLC, directly or indirectly, (A) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether such transaction described in clauses (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (C) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or (D) publicly announce an intention to effect any transaction specified in clauses (A), (B) or (C) above; provided that the foregoing restriction shall not apply to (1) the Shares to be sold under this Agreement, (2) any shares of Common Stock issued by the Company in private placements to Mark Finerman, Christopher McCormack, Daniel Bennett, Jordan Bock, Gary Berkman, Stuart Shiff, LC REIT LLC and Jefferies Group LLC as described in the General Disclosure Package (such private placements, the “Private Placements”), (3) any shares of Common Stock issued in the Formation Transactions described in the General Disclosure Package, (4) any grants made by the Company pursuant to the equity incentive plan described in the General Disclosure Package (or the filing of a registration statement on Form S-8 to register shares of Common Stock issuable under such plan) or (5) any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued in connection with mergers or acquisitions, joint ventures, commercial relationships or strategic transactions, provided that (x) the aggregate number of shares of Common Stock issued or issuable does not exceed 5% of the number of shares of Common Stock outstanding immediately after the offering of the Shares and (y) the acquiree of any such shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock pursuant to this clause (5) enters into an agreement in the form of Exhibit A hereto.

(xiii) The Company will use its commercially reasonable best efforts to list the Shares, subject to notice of issuance, on the New York Stock Exchange.

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(xiv) The Company has caused each officer and director and specific shareholders of the Company to execute and deliver to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).

(xv) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(xvi) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the 1940 Act.

(xvii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(xviii) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of shares of Common Stock to facilitate the sale or resale of the Shares.

(b) Each Underwriters covenants and agrees, severally and not jointly, with the Company that it has not made, and will not make, any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed with the Commission under Rule 433 under the Act other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule III or prepared pursuant to Section 4(a)(ii) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing.

5.	Covenants of the Manager.

The Manager covenants and agrees with the several Underwriters that:

(a) The Manager shall not for a period of 180 days after the date of the Prospectus, without the prior written consent of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Jefferies LLC, directly or indirectly, (A) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether such transaction described in clauses (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (C) cause the Company to file any registration statement with the Commission (other than on Form S-8) relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or (D) publicly announce an intention to effect any transaction specified in clauses (A), (B) or (C) above.

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(b) The Manager will not take, directly or indirectly, any actions designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

6.	Costs and Expenses.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (a) accounting fees of the Company; (b) the fees and disbursements of counsel for the Company; (c) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (d) the transportation and other reasonable expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares[, provided that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters (with the Company paying the remaining 50% of the cost)]; (e) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the listing application, any Blue Sky survey, in each case, any supplements or amendments thereto, as required in this Agreement; (f) the filing fees of the Commission; (vii) the filing fees and expenses (including the reasonable legal fees not to exceed $25,000 and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares; (g) all expenses and application fees related to the listing of the Shares on of the New York Stock Exchange; (h) the cost of printing certificates, if any, representing the Shares; (i) the costs and charges of any transfer agent, registrar or depositary; (j) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(a)(ii) hereof; and (k) the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws and the preparation, printing and distribution of a Blue Sky memorandum. The Company shall not, however, be required to pay for any of the Underwriter’s expenses (other than those related to qualification under FINRA regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11(a)(i) or (v) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for their reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

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7.	Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on an Option Closing Date are subject to the accuracy, as of the Applicable Time and the Closing Date or such Option Closing Date, as the case may be, of the representations and warranties of the Company and the Manager contained herein, and to the performance by each of the Company and the Manager of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective under the Act and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued by the Commission and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b) The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, (i) an opinion and 10b-5 statement of Sidley Austin LLP, counsel for the Company and the Manager, dated the Closing Date or such Option Closing Date, as the case may be, addressed to the Underwriters substantially in the forms of Annex A-1 and A-2 hereto and (ii) an opinion of Venable LLP, Maryland counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) substantially in the form of Annex B hereto.

(c) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, an opinion and 10b-5 statement, dated the Closing Date or an Option Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(d) You shall have received, on each of the date hereof, the Closing Date and, if applicable, an Option Closing Date, a letter dated the date hereof, the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to you, of PricewaterhouseCoopers LLP confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

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(e) The Representatives shall have received on the Closing Date and, if applicable, an Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or such Option Closing Date, as the case may be, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of the Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or such Option Closing Date, as the case may be;

(iii) All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;

(iv) He or she has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not contain any true statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred that would require an amendment or supplement to the Prospectus in order for the same not to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vi) He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or such Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, except as stated therein, there has not been any material adverse change in or affecting the business, management, assets, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(f) The Representatives shall have received on the Closing Date and, if applicable, an Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Manager to the effect that, as of the Closing Date or such Option Closing Date, as the case may be, each of them severally represents that (i) the representations and warranties of the Manager in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date or such Option Closing Date, as applicable, and (ii) the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or such Option Closing Date, as applicable.

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(g) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(h) The Firm Shares and Option Shares, if any, have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

(i) The Lockup Agreements described in Section 4(a)(xiv) hereof are in full force and effect.

(j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal or state governmental or regulatory authority that would, as of the Closing Date or an Option Closing Date, if applicable, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal or state court shall have been issued that would, as of the Closing Date or an Option Closing Date, if applicable, prevent the issuance or sale of the Shares by the Company.

(k) Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company, DivCore Debt Club or the Subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) Each of the Private Placements shall have been consummated contemporaneously with or prior to the Closing Date.

If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing at or prior to the Closing Date or an Option Closing Date, if applicable.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6 and 8 hereof).

8.	Indemnification.
(a)	The Company agrees:

(i) to indemnify and hold harmless each Underwriter, the affiliates, directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any amendment or supplement thereto, (B) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished to the Company by or through the Representatives consists of the information described as such in Section 13 hereof; and

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(ii) to reimburse each Underwriter, each Underwriters’ affiliates, directors and officers, and each person, if any, who controls an Underwriter upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter, affiliate, director or officer or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter, affiliate, director, officer or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives by such Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

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(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) hereof shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced (through the forfeiture of substantive rights or defenses) by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b) hereof. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) hereof and by the Company in the case of parties indemnified pursuant to Section 8(b) hereof. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with one action or separate but similar or related actions in the same jurisdiction. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment against the indemnified party, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request, if and as required under this Agreement, prior to the date of such settlement.

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(d) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, or liabilities for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. A successor to any Underwriter, its affiliates, directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

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9.	Default by Underwriters.

If on the Closing Date or an Option Closing Date, if applicable, any Underwriter shall fail to purchase and pay for the portion of the Firm Shares or Option Shares, as the case may be, which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company, in such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or such Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or such Option Closing Date, as the case may be, the Company or you, as the Representatives of the Underwriters, will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 6 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.	Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, fax: (212) 797-9344 , with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4564; to J.P. Morgan Securities LLC, [_____________]; to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; to Merrill Lynch, Pierce, Fenner & Smith Incorporated, [_____________]; and to Jefferies LLC, [_____________]; and if to the Company, to [_____________], 55 Railroad Avenue, Suite 100, Greenwich, Connecticut 06830, fax: [____________].

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11.	Termination.

This Agreement may be terminated by you, as Representatives of the Underwriters, by written notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change in or affecting the earnings, business, management, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange, the NYSE Amex or the NASDAQ Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the declaration of a banking moratorium by the United States or New York State authorities; (v) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any public announcement by such organization that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading); (vi) the suspension of trading of the Common Stock by the New York Stock Exchange, the Commission or any other governmental authority; or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Sections 7 and 9 of this Agreement.

12.	Successors.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Manager and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.	Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus consists of the information set forth in the [_____________________] paragraphs under the caption “Underwriting” in the Prospectus.

14.	Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Shares under this Agreement.

29

Each of the Company and the Manager acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering of the Shares, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and each of the Company and the Manager does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Manager or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and Manager shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Manager with respect thereto. Any review by the Underwriters of the Company, the Manager, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Manager.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Manager and the several Underwriters in accordance with its terms.

Very truly yours,

LOANCORE REALTY TRUST, INC.

By:
Name:
Title:

LOANCORE ADVISORS, LLC,
as Manager

By:
Name:
Title:

30

The foregoing Underwriting Agreement

is hereby confirmed and accepted as

of the date first above written.

DEUTSCHE BANK SECURITIES INC.

J.P. MORGAN SECURITIES LLC

MORGAN STANLEY & CO. LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

              INCORPORATED

JEFFERIES LLC

As Representatives of the several

Underwriters listed on Schedule I hereto

By: Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

By: J.P. Morgan Securities LLC

By:
Name:
Title:

By: Morgan Stanley & Co. LLC

By:
Name:
Title:

By: Merrill Lynch, Pierce, Fenner & Smith

             Incorporated

By:
Name:
Title:

By: Jefferies LLC

By:
Name:
Title:

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Shares to be Purchased

Deutsche Bank Securities Inc.	[ ]

J.P. Morgan Securities LLC	[ ]

Morgan Stanley & Co. LLC	[ ]

Merrill Lynch, Pierce, Fenner & Smith
Incorporated	[ ]

Jefferies LLC	[ ]

Wells Fargo Securities, LLC	[ ]

Keefe, Bruyette & Woods, Inc.	[ ]

JMP Securities LLC	[ ]

Total	[15,000,000]

SCHEDULE II

SCHEDULE III

SCHEDULE IV

2

ANNEX A-1

ANNEX A-2

ANNEX B

EXHIBIT A

Lock-Up Agreement

[________], 2015

LoanCore Realty Trust, Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

       Incorporated

Jefferies LLC

As Representatives of the

      Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Merrill Lynch, Pierce, Fenner & Smith

             Incorporated
One Bryant Park
New York, New York 10036

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with LoanCore Realty Trust, Inc. (the “Company”) and LoanCore Advisors, LLC, providing for the public offering by the Underwriters, including the Representatives, of common stock, par value $0.01 (the “Common Stock”), of the Company (the “Public Offering”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Jefferies LLC, the undersigned will not, directly or indirectly, offer, pledge, sell, contract to sell (including any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned currently or hereafter in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). Furthermore, the undersigned agrees that the undersigned will not publicly announce any intention to undertake a Disposition during the Lock-Up Period. The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

The Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 180 days after the date of the final prospectus relating to the Public Offering.

Notwithstanding the foregoing, the undersigned may make a Disposition of any or all of the shares of Common Stock or other Company securities if such Disposition does not trigger any filing or reporting requirement or obligation or result in any other voluntary or mandatory public disclosure, including but not limited to Form 4 of Section 16 of the Securities Exchange Act of 1934, as amended, and (i) is by bona fide gift, will or intestate succession or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (ii) is by a distribution to limited partners, members, stockholders or other equity holders of the undersigned, (iii) is to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned or (iv) such shares of Common Stock or securities were acquired in open market transactions after the Public Offering; provided, however, that in the case of (i), (ii), (iii), or (iv), it shall be a condition to such Disposition that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement. [In addition, the undersigned may make a Disposition of any or all of the shares of Common Stock or other Company securities if such Disposition is solely to Leucadia National Corporation or a wholly-owned subsidiary of Leucadia National Corporation and does not trigger any filing or reporting requirement or obligation or result in any other voluntary or mandatory public disclosure, including but not limited to Form 4 of Section 16 of the Securities Exchange Act of 1934, as amended, other than the filing of a Schedule 13D or an amendment thereto; provided, however, that it shall be a condition to such Disposition that (i) Leucadia National Corporation or such subsidiary execute an agreement stating that Leucadia National Corporation or such subsidiary is receiving and holding the securities subject to the provisions of this Lock-Up Agreement and (ii) such Disposition not occur during the period commencing on the date hereof and ending on the date that is 90 days after the date of the final prospectus relating to the Public Offering.][1]

1 For Jefferies lock-up agreement only.

2

The undersigned agrees that the Company may (i) with respect to any shares of Common Stock subject to this Lock-Up Agreement, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial owner but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

If any director or officer of the Company or record holder or beneficial owner of more than 1% of the outstanding shares of Common Stock is granted an early release or waiver from the restrictions described herein during the Lock-Up Period with respect any securities of the Company having a fair market value in excess of $3 million in the aggregate, then each Major Holder (as defined below) shall also be granted an early release or waiver from its obligations under this Lock-Up Agreement on a pro rata basis with and otherwise on the same terms as all other record holders or beneficial owners of similarly restricted securities of the Company based on the maximum percentage of shares held by any such director, officer or record holder or beneficial owner being released from, or being granted waivers under, such owner’s or holder’s lock-up agreement; provided, however, that in the case of an early release or waiver from the restrictions described herein during the Lock-Up Period in connection with an underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of shares of Common Stock (an “Underwritten Sale”), such early release or waiver shall only apply with respect to such Major Holder’s participation in such Underwritten Sale. For purposes of this Lock-Up Agreement, each of the following persons is a “Major Holder”: each record holder or beneficial owner, as of the date hereof, of more than 5% of the outstanding shares of Common Stock (for purposes of determining record or beneficial ownership of a stockholder, all shares of Common Stock held by investment funds affiliated with such stockholder shall be aggregated), each of whom has entered (or shall enter prior to Public Offering) into a lock-up agreement with the Underwriters in accordance with the terms of the Underwriting Agreement.

This Lock-Up Agreement shall automatically terminate upon the earliest to occur, if any, of (i) the Representatives, on the one hand, or the Company, on the other hand, advise the other in writing prior to the execution of the Underwriting Agreement that they have determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement prior to payment for the delivery of the Common Stock to be sold thereunder and (iii) December 31, 2015 in the event that the Underwriting Agreement has not been executed by such date.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

[●]

By:
Name:
Title:

By:
Name:
Title:

3